TAX REGULATORY AGREEMENT


                                      Among

               California Economic Development Financing Authority

                First Trust of California, National Association,
                                   as Trustee,

                                       and

                   Advanced Aerodynamics and Structures, Inc.

              -----------------------------------------------------

                           Dated as of August 1, 1997

              -----------------------------------------------------



                   Executed as Part of the Proceedings for the
                         Authorization and Issuance of:

                                   $8,500,000
               California Economic Development Financing Authority
                              Variable Rate Demand
                Industrial Development Revenue Bonds, Series 1997
              (Advanced Aerodynamics and Structures, Inc. Project)











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              -----------------------------------------------------

                                TABLE OF CONTENTS

              -----------------------------------------------------


         (This Table of Contents is for convenience of reference only and is not part of the Tax Regulatory Agreement.)

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1.  Definitions.....................................................1
Section 1.2.  Reliance on Borrower's Information..............................12

                                   ARTICLE II

                             CERTAIN REPRESENTATIONS
                                 BY THE BORROWER

Section 2.1.   Description of the Project and Description of the Facilities...12
Section 2.2.   Capital Expenditures...........................................13
Section 2.3.   Prior Issues and $40 Million Limit.............................14
Section 2.4.   Federal Tax Return Information.................................14
Section 2.5.   Composite Issues...............................................14
Section 2.6.   Prohibited Uses................................................15
Section 2.7.   No Composite Project...........................................15
Section 2.8.   Acquisition of Existing Property...............................15
Section 2.9.   Land Acquisition Limit and No Acquisition of Farmland..........16
Section 2.10.  Representations by the Borrower for Purposes of IRS Form 8038..16

                                   ARTICLE III

                              USE OF BOND PROCEEDS

Section 3.1.  Anticipated Use of Proceeds.....................................17
Section 3.2.  Certification as to Costs of the Project........................18

                                   ARTICLE IV

                                    ARBITRAGE

Section 4.1.  Arbitrage Representations and Elections.........................18
Section 4.2.  Arbitrage Compliance............................................20
Section 4.3.  Calculation of Rebate Amount....................................20




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Section 4.4.  Payment to United States........................................23
Section 4.5.  Recordkeeping...................................................23
Section 4.6.  Rebate Analyst..................................................24

                                    ARTICLE V
                             COMPLIANCE WITH CODE.............................24

                                   ARTICLE VI

                       TERM OF TAX REGULATORY AGREEMENT.......................26

                                   ARTICLE VII

                                   AMENDMENTS.................................26

                                  ARTICLE VIII

                           EVENTS OF DEFAULT, REMEDIES

Section 8.1. Events of Default................................................26
Section 8.2.  Remedies for an Event of Default................................26


EXHIBIT A-1-Sources and Uses of Funds......................................A-1-1
EXHIBIT A-2-Property Financed or Refinanced by the Bonds...................A-2-1
EXHIBIT B-1-Form of Dealer Certification of Bona Fide Bid Price of a
                           Certificate of Deposit..........................B-1-1
EXHIBIT B-2-Form of Dealer Certification for a Certificate of Deposit
                           for Which No Active Secondary Market Exists.....B-2-1
EXHIBIT B-3-Form of Provider Certification for a Certificate of Deposit....B-3-1
EXHIBIT B-4-Form of Provider Certification For an Investment Contract......B-4-1
EXHIBIT B-5-Form of Borrower's Certification for a
                           Certificate of Deposit Involving Three Bids.....B-5-1
EXHIBIT B-6-Form of Borrower's Certification for an
                           Investment Contract Involving Three Bids........B-6-1
EXHIBIT C-Useful Life Calculation............................................C-1
EXHIBIT D-Declaration of Official Intent.....................................D-1




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                            TAX REGULATORY AGREEMENT


         THIS TAX REGULATORY AGREEMENT (this "Tax Regulatory Agreement") is made and dated as of August 1, 1997, by and among California Economic Development Financing Authority and its successors or assigns (the "Issuer"), Advanced Aerodynamics and Structures, Inc., a corporation duly organized and existing under the laws of the State of California and its successors or assigns (the "Borrower"), and First Trust of California, National Association, solely in its capacity as trustee under the Indenture, as defined below (the "Trustee");

                              W I T N E S S E T H:

         WHEREAS, the Issuer has authorized the issuance of $8,500,000 aggregate principal amount of its Variable Rate Demand Industrial Development Revenue Bonds, Series 1997 (Advanced Aerodynamics and Structures, Inc. Project) (the "Bonds"), the proceeds of which are being loaned to the Borrower pursuant to a Loan Agreement, dated as of August 1, 1997, between the Issuer and the Borrower (the "Agreement"), to finance the construction and installation of a manufacturing facility and the acquisition of certain manufacturing equipment, as more fully set forth in the Agreement (the "Project") and to pay a portion of the costs of issuance of the Bonds;

         WHEREAS, the Borrower will use the Project in the manufacture of wire bonding tools and accessories or for the manufacture of other tangible personal property; and

          WHEREAS, the Issuer has determined that the issuance, sale and delivery of the Bonds is needed to finance the Project; and

         WHEREAS, this Tax Regulatory Agreement has been entered into by the Issuer, the Borrower and the Trustee to ensure compliance with the provisions of the Internal Revenue Code of 1986, as amended, and the Regulations thereunder (the "Code"); and

         WHEREAS, to ensure that interest on the Bonds will be and remain excludable from gross income under the Code, the restrictions listed in this Tax Regulatory Agreement must be satisfied.

         NOW THEREFORE, the Issuer, the Borrower and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. Definitions. The following words and phrases shall have the following meanings. Any capitalized word or term used herein but not defined herein shall have the same meaning given in the hereinafter defined Indenture.

         "Abusive Arbitrage Device" means any action which has the effect of (i) enabling the Issuer or the Borrower to exploit the difference between taxable and tax-exempt interest rates to obtain a material financial advantage; and (ii) overburdening the tax-exempt bond market as defined in ss. 1.148-10 of the Regulations.

         "Accounting Method" means both the overall method used to account for the Gross Proceeds of the Bonds (e.g., the cash method or a modified accrual method) and the method used to account for or allocate any particular item within that overall accounting method (e.g., accounting for Investments, Expenditures, allocations to and from different sources and particular items of the foregoing).

         "Agreement" means Loan Agreement, dated as of August 1, 1997, between the Issuer and the Borrower, and any amendments and supplements thereto.

         "Average Economic Life" means the average reasonably expected economic life of the Facilities as defined in ss. 147(b) of the Code.

          "Average Maturity" means the average maturity of the Bonds as defined in ss. 147(b) of the Code.

         "Bond Counsel" means a law firm of nationally recognized bond counsel who is requested to deliver its approving opinion with respect to the issuance of and the exclusion from federal income taxation of interest on the Bonds.

         "Bond Year" means the period commencing August 1 of each calendar year and terminating on July 31 of the immediately succeeding calendar year during the term of the Bonds, except that the first Bond Year shall commence on the Date of Issuance and end on July 31, 1998 (unless a different period is required by the Regulations or selected by the Borrower pursuant to the Regulations).

         "Bond Yield" means the Yield of the Bonds calculated in accordance with
Section 1.148-4 of the Regulations.

         "Borrower" means Advanced Aerodynamics and Structures, Inc., a corporation duly organized and existing under the laws of the State of California or any entity which is the surviving, resulting or transferee entity in any merger, consolidation or transfer permitted under the Agreement.

         "Capital Expenditure" means any cost of a type that is for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation. For example, costs incurred to acquire, construct, reconstruct or improve land, buildings and equipment generally are Capital Expenditures. Whether an expenditure is a capital expenditure is determined at the time the expenditure is paid with respect to the property. Future changes in law do not affect whether an expenditure is a capital expenditure.




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         "Capital  Project"  means all Capital  Expenditures  that carry out the governmental purpose of the Bonds. For example, a Capital Project may include Capital Expenditures for one or more building improvements or equipment, plus related capitalized interest paid or accrued prior to the in-service date for the Capital Project.

         "Class of Investments" means one of the following, each of which represents a different Class of Investments:

         (a) Each category of yield restricted Purpose Investment and Program Investment, as defined in ss. 1.148-1(b), that is subject to a different definition of materially higher Yield under ss. 1.148-2(d)(2);

         (b) Yield restricted Nonpurpose Investments; and

         (c) All other Nonpurpose Investments.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Account" means the interest bearing deposit account established by the Borrower with the Bank pursuant to the Investment Agreement, dated August 5, 1997, between the Bank and the Borrower to secure the Borrower's obligations to the Bank under the Reimbursement Agreement.

     "Computation Date" means an Installment Computation Date or the Final Computation Date.

         "Computation Date Credit" means on the last day of each Bond Year during which there are Gross Proceeds subject to the rebate requirement of
Article IV hereof, and on the Final Computation Date, the amount of $1,000.

         "Consistently Applied" means applied uniformly within a fiscal period and between fiscal periods to account for Gross Proceeds of an issue and any amounts that are in a commingled fund.

         "Costs of Issuance" means all costs incurred in connection with the issuance of the Bonds, other than fees paid to or on behalf of credit enhancers as fees for "qualified guarantees" as defined in ss. 1.148-4(f) of the Regulations or to the Issuer as a portion of its higher Yield permitted on the Agreement under ss. 1.148-2(d)(2) of the Regulations. Examples of Costs of Issuance include (but are not limited to):

                  (a) underwriter's spread (whether realized directly or derived through purchase of the Bonds at a discount below the price at which a substantial number of the Bonds are sold to the public) or placement agent's fee;





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



                  (b) counsel fees (including bond counsel, underwriter's counsel, placement agent's counsel, issuer's counsel, borrower's counsel, trustee's counsel, and any other specialized counsel fees incurred in connection with the issuance of the Bonds);

                  (c) financial advisor fees incurred in connection with the issuance of the Bonds;

                  (d) rating agency fees (except for any such fee that is paid in connection with or as a part of the fee for credit enhancement of the Bonds);

                  (e) trustee fees incurred in connection with the issuance of the Bonds;

                  (f) accountant fees incurred in connection with the issuance of the Bonds;

                  (g) printing costs (for the Bonds and of the preliminary and final offering circulars or official statements);

                  (h) costs incurred in connection with the required public approval process (e.g., publication costs for public notices generally and costs of the public hearing); and

                  (i) Issuer fees to cover administrative costs and expenses incurred in connection with the issuance of the Bonds.

         "Current Outlay of Cash" means an outlay reasonably expected to occur not later than 5 banking days after the date as of which the allocation of Gross Proceeds to the Expenditure is made.

         "Date of Issuance" means August 5, 1997.

         "Discharged" means, with respect to any Bond, the date on which all amounts due with respect to such Bond are actually and unconditionally due, if cash is available at the place of payment, and no interest accrues with respect to such Bond after such date.

         "Economic Accrual Method" (also known as the constant interest method or actuarial method) means the method of computing Yield that is based on the compounding of interest at the end of each compounding period.

         "Exempt Person" means any organization described in Section 501(c)(3) of the Code or a state or a local governmental unit of a state.

         "Expenditure" means a book or record entry which allocates Proceeds of the Bonds in connection with a Current Outlay of Cash.





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



         "Facilities" means the Manufacturing Facility financed or refinanced with the Proceeds of the Bonds and described in Exhibit A-2 hereto.

         "Fair Market Value" means the price at which a willing buyer would purchase an Investment from a willing seller in a bona fide, arm's-length transaction. Fair Market Value generally is determined on the date on which a contract to purchase or sell the Nonpurpose Investment becomes binding (i.e., the trade date rather than the settlement date). Except as otherwise provided in this definition, an Investment that is not of a type traded on an established securities market (within the meaning of ss. 1273 of the Code), is rebuttably presumed to be acquired or disposed of for a price that is not equal to its Fair Market Value. The Fair Market Value of a United States Treasury obligation that is purchased directly from the United States Treasury is its purchase price. The following guidelines shall apply for purposes of determining the Fair Market Value of the obligations described below:

                  (a)  Certificates of Deposit.  The purchase of certificates of deposit with fixed interest rates, fixed payment schedules and substantial penalties for early withdrawal will be deemed to be an Investment purchased at its Fair Market Value on the purchase date if the Yield on the certificate of deposit is not less than:

                            (i)  The  Yield  on  reasonably   comparable  direct
                  obligations of the United States; and

                           (ii) The highest Yield that is published or posted by
                  the provider to be currently available from the provider on reasonably comparable certificates of deposit offered to the public.

                  (b) Guaranteed Investment Contracts. A Guaranteed Investment Contract is a Nonpurpose Investment that has specifically negotiated withdrawal or reinvestment provisions and a specifically negotiated interest rate, and also includes any agreement to supply Investments on two or more future dates (e,g,, a forward supply contract). The purchase price of a Guaranteed Investment Contract is treated as its Fair Market Value on the purchase date if:

                            (i) The Borrower makes a bona fide  solicitation for
                  a specified Guaranteed Investment Contract and receives at least three bona fide bids from providers that have no material financial interest in the issue (e.g., as underwriters or brokers);

                           (ii) The Borrower purchases the highest-Yielding Guaranteed Investment Contract for which a qualifying bid is made (determined net of broker's fees);

                          (iii) The Yield on the Guaranteed  Investment Contract
                  (determined net of broker's fees) is not less than the Yield then available from the provider on




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                  reasonably comparable Guaranteed Investment Contracts, if any, offered to other persons from a source of funds other than gross proceeds of tax-exempt bonds;

                           (iv) The determination of the terms of the Guaranteed
                  Investment Contract takes into account as a significant factor the Borrower's reasonably expected drawdown schedule for the amounts to be invested, exclusive of amounts deposited in debt service funds and reasonably required reserve or replacement funds;

                            (v) The terms of the Guaranteed Investment Contract,
                  including  collateral security  requirements,  are reasonable;
                  and

                           (vi) The obligor on the Guaranteed Investment Contract certifies the administrative costs that it is paying (or expects to pay) to third parties in connection with the Guaranteed Investment Contract.

         "Final Computation Date" means the date the last Bond is Discharged.

         "Future Value" means the Value of a Receipt or Payment at the end of any interval as determined by using the Economic Accrual Method and equals the Value of that Payment or Receipt when it is paid or received (or treated as paid or received), plus interest assumed to be earned and compounded over the period at a rate equal to the Yield on the Bonds, using the same compounding interval and financial conventions used to compute the Yield on the Bonds.

          "Gross Proceeds" means any Proceeds or Replacement Proceeds of the Bonds.

         "Indenture" means, the Indenture of Trust, dated as of August 1, 1997, between the Issuer and the Trustee, and any amendments and supplements thereto.

         "Installment Computation Date" means the last day of the fifth Bond Year and each succeeding fifth Bond Year as stated in Section 4.1 hereof or the last day of any Bond Year prior to the fifth Bond Year selected by the Borrower as stated in Section 4.1 hereof.

         "Investment" means any Purpose Investment or Nonpurpose Investment, including any other tax-exempt bond.

         "Investment Instructions" means the letter of instructions set forth as an exhibit to the No Arbitrage Certificate of the Issuer dated the date of the initial delivery of the Bonds.

         "Investment Proceeds" means any amounts actually or constructively received from investing Proceeds of the Bonds.

         "Investment-Type Property" means any property, other than property described in ss. 148(b)(2)(A), (B), (C) or (E) of the Code that is held principally as a passive vehicle for the




                                        6

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production of income. Except as otherwise provided, a prepayment for property or services is Investment-Type Property if a principal purpose for prepaying is to receive an Investment return from the time the prepayment is made until the time payment otherwise would be made. A prepayment is not Investment-Type Property if--

                  (a) The prepayment is made for a substantial business purpose other than Investment return and the issuer has no commercially reasonable alternative to the prepayment, or

                  (b) Prepayments on substantially the same terms are made by a substantial percentage of persons who are similarly situated to the issuer but who are not beneficiaries of tax-exempt financing.

         "Issue Price" means, except as otherwise provided, issue price as defined in ss.ss. 1273 and 1274 of the Code. Generally, the Issue Price of bonds that are publicly offered is the first price at which a substantial amount of the bonds is sold to the public. Ten percent is a substantial amount. The public does not include bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers. The Issue Price does not change if part of the issue is later sold at a different price. The Issue Price of bonds that are not substantially identical is determined separately. The Issue Price of bonds for which a bona fide public offering is made is determined as of the sale date based upon reasonable expectations regarding the initial public offering price. If a bond is issued for property, the applicable Federal tax-exempt rate is used in lieu of the Federal rate in determining the Issue Price under ss. 1274 of the Code. The issue price of bonds may not exceed their Fair Market Value as of the sale date.
With respect to the Bonds, the Issue Price is $8,500,000.

         "Manufacturing Facility" means a Capital Project that is used in the manufacturing or production of tangible personal property (including the processing resulting in a change in the condition of such property) including facilities that are directly related and ancillary to a Manufacturing Facility if such directly related and ancillary facilities are located on the same site as the Manufacturing Facility and not more than 25 percent of the proceeds of an issue that finances the Manufacturing Facility are used to provide such directly related and ancillary facilities.

         "Net Sale Proceeds" means Sale Proceeds, less the portion of those Sale Proceeds invested in a reasonably required reserve or replacement fund under ss. 148(d) of the Code and as part of a minor portion under ss. 148(e) of the Code.

         "Nonpurpose Investment" means any security, obligation, annuity contract or Investment type property as defined in ss. 148(b) of the Code, including "specified private activity bonds" as defined in ss. 57(a)(5)(c) of the Code, but excluding all other obligations the interest on which is excludable from federal gross income. The term "Nonpurpose Investment" does not include the Borrower's obligations to make payments to the Issuer pursuant to the provisions of the Agreement.




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         "Payments"  means,  for purposes of computing  the Rebate  Amount,  (a)
amounts actually or constructively paid to acquire a Nonpurpose Investment (or treated as paid to a commingled fund); (b) for a Nonpurpose Investment that is allocated to an issue on a date after it is actually acquired (e.g., an Investment that becomes allocable to Transferred Proceeds or to Replacement Proceeds) or that becomes subject to the rebate requirement of the Code on a date after it is actually acquired (e.g., an Investment allocated to a reasonably required reserve or replacement fund for a construction issue at the end of the two-year spending period), the Value of that Investment on that date;
(c) for a Nonpurpose Investment that was allocated to an issue at the end of the preceding computation period, the Value of that Investment at the beginning of the computation period; (d) on the last day of each Bond Year during which there are amounts allocated to Gross Proceeds of an issue that are subject to the rebate requirement of the Code, and on the final maturity date, a Computation Date Credit; and (e) Yield Reduction Payments on Nonpurpose Investments made pursuant to ss. 1.148-5(c) of the Regulations. For purposes of computing the Yield on an Investment (including the Value of the Investment), Payment means amounts to be actually or constructively paid to acquire the Investment; provided, however, that payments made by a conduit borrower, such as the Borrower, are not treated as paid until the conduit borrower ceases to receive the benefit of earnings on those amounts. Payments on Investments, including Guaranteed Investment Contracts, are adjusted for Qualified Administrative Costs of acquiring a Nonpurpose Investment.

         "Pre-Issuance Accrued Interest" means amounts representing interest that accrued on an obligation for a period not greater than one year before the Date of Issuance but only if those amounts are paid within one year after the Date of Issuance.

         "Principal User" means a person who is a principal owner, principal lessee, a principal output purchaser or "other" principal user and any Related Person to a Principal User. A principal owner is a person who at any time holds more than a 10 percent ownership interest (by value) in a facility or, if no person holds more than a 10 percent ownership interest, then the person (or persons in the case of multiple equal owners) who holds the largest ownership interest in the facility. A person is treated as holding an ownership interest if such person is an owner for federal income tax purposes generally. A principal lessee is a person who at any time leases more than 10 percent of the facility (disregarding portions used by the lessee under a short-term lease). The portion of a facility leased to a lessee is generally determined by reference to its fair rental value. A short-term lease is one which has a term of one year or less, taking into account all options to renew and reasonably anticipated renewals. A principal output purchaser is any person who purchases output of a facility, unless the total output purchased by such person during each one-year period beginning with the date such facility is placed in service is 10 percent or less of such facility's output during each such period. An "other" principal user is a person who enjoys a use of a facility (other than a short-term use) in a degree comparable to the enjoyment of a principal owner or a principal lessee, taking into account all the relevant facts and circumstances, such as the person's participation in control over use of such facility or its remote or proximate geographic location.





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



         "Prior Issues" means any issue of tax-exempt obligations (whether or not the issuer of each issue is the same) to which Section 103(b)(6) of the 1954 Code or Section 144(a) of the Code applies.

         "Proceeds" means any Sale Proceeds, Investment Proceeds and Transferred Proceeds of an issue. Proceeds do not include, however, amounts actually or constructively received with respect to a Purpose Investment that are properly allocable to the immaterially higher Yield under ss. 1.148-2(d) of the Regulations or section 143(g) of the Code or to Qualified Administrative Costs recoverable under ss. 1.148-5(e) of the Regulations.

         "Project" has the meaning given to such term in the preambles hereto.

          "Project Fund" means the Project Fund established pursuant to the Indenture.
          "Purchase Fund" means the Purchase Fund established pursuant to the Indenture.

          "Purpose Investment" means an Investment that is acquired to carry out the governmental purpose of an issue. The Agreement constitutes a Purpose Investment.

         "Qualified Administrative Costs" means reasonable, direct administrative costs, other than carrying costs, such as separately stated
brokerage or selling commissions, but not legal and accounting fees, recordkeeping, custody and similar costs. General overhead costs and similar indirect costs of the issuer such as employee salaries and office expenses and costs associated with computing the Rebate Amount are not Qualified Administrative Costs. In general, administrative costs are not reasonable unless they are comparable to administrative costs that would be charged for the same Investment or a reasonably comparable Investment if acquired with a source of funds other than Gross Proceeds of tax-exempt bonds.

         "Qualified Hedging Transaction" means a contract which meets the requirements of ss. 1.148-4(h)(2) of the Regulations.

         "Rebate Amount" means the excess of the Future Value of all Receipts on Nonpurpose Investments over the Future Value of all the Payments on Nonpurpose Investments. Future Value is computed as of the Computation Date. Rebate Amount additionally includes any penalties and interest on underpayments reduced for recoveries of overpayments.

         "Rebate Analyst" shall mean the entity chosen by the Borrower and the Issuer in accordance with Section 4.6 hereof to determine the amount of required deposits to the Rebate Fund, if any.

          "Rebate Fund" means the Rebate Fund established pursuant to the Indenture.

         "Receipts" means, for purposes of computing the Rebate Amount, (a) amounts actually or constructively received from a Nonpurpose Investment (including amounts treated as received from a commingled fund), such as earnings and return of principal; (b) for a Nonpurpose Investment that ceases to be allocated to an issue before its disposition or redemption date (e.g., an Investment that becomes allocable to Transferred Proceeds of another issue or that ceases to be allocable to the issue pursuant to the universal cap under ss. 1.148-6 of the Regulations) or that ceases to be subject to the rebate requirement of the Code on a date earlier than its disposition or redemption date (e.g., an Investment allocated to a fund initially subject to the rebate requirement of the Code but that subsequently qualifies as a bona fide debt service fund), the Value of that Nonpurpose Investment on that date; and (c) for a Nonpurpose Investment that is held at the end of a computation period, the Value of that Investment at the end of that period. For purposes of computing Yield on an Investment, Receipts means amounts to be actually or constructively received from the Investment, such as earnings and return of principal (including the Value of an Investment). Receipts on Investments, including Guaranteed Investment Contracts, are adjusted (reduced) for Qualified Administrative Costs.

         "Recomputation Event" means a transfer, waiver, modification or similar transaction of any right that is part of the terms of the Bonds or a Qualified Hedging Transaction is entered into, or terminated, in connection with the Bonds.

         "Regulation" or "Regulations" means the temporary, proposed or final Income Tax Regulations promulgated by the Department of the Treasury and applicable to the Bonds, including ss.ss. 1.148-0 through 1.148-11, ss. 1.149 and ss.ss. 1.150-1 and 1.150-2 as issued by the Internal Revenue Service on June 18, 1993 for bonds issued after July 1, 1993, including any amendments made thereto.

         "Related Person" means any person if (i) the relationship to such person would result in a disallowance of loss under Sections 267 or 707(b) of the Code or (ii) such person is a member of the same controlled group of corporations (as defined in Section 1563(a) of the Code, except that "more than 50 percent" shall be substituted for "at least 80 percent" each place it appears therein).

         "Replacement Proceeds" means amounts which have a sufficiently direct nexus to the Bonds or to the governmental purpose of the Bonds to conclude that the amounts would have been used for that governmental purpose if the Proceeds of the Bonds were not used or to be used for that governmental purpose, as more fully defined in ss. 1.148-1(c) of the Regulations.

         "Revenue Fund" means the Revenue Fund established pursuant to the Indenture.

         "Sale Proceeds" means any amounts actually or constructively received from the sale of the Bonds, including amounts used to pay underwriters' discount or compensation or placement agent's fee and accrued interest other than Pre-Issuance Accrued Interest.

         "SLGS" means United States Treasury Certificates of Indebtedness, Notes and Bonds-State and Local Government Series.

         "Tax Regulatory Agreement" means this Tax Regulatory Agreement.

         "Test-Period Beneficiary" means any person who is an owner or a Principal User of facilities financed by an issue or issues of tax-exempt obligations issued under the 1954 Code or the Code during the three-year period beginning on the later of the date such facilities were placed in service or the date of issuance for such issue or issues of tax-exempt obligations. For purposes of determining whether a person is a Test-Period Beneficiary, all persons who are Related Persons shall be treated as one person.

         "Transferred Proceeds" means Proceeds of a refunding issue which become transferred proceeds of a refunding issue and cease to be Proceeds of a prior issue when Proceeds of the refunding issue discharge any of the outstanding principal amount of the prior issue. The amount of Proceeds of the prior issue that become transferred proceeds of the refunding issue is an amount equal to the Proceeds of the prior issue on the date of that discharge multiplied by a fraction:

                  (a) The numerator of which is the principal amount of the prior issue discharged with Proceeds of the refunding issue on the date of that discharge; and

                  (b)  The  denominator  of  which  is  the  total   outstanding
         principal amount of the prior issue on the date immediately before the date of that discharge.

         "Universal Cap" means the Value of all outstanding Bonds.

         "Value"  means  Value  as  determined  under  ss.   1.148-4(e)  of  the
Regulations for a Bond and Value determined under ss. 1.148-5(d) of the Regulations for an Investment.

         "Yield" means, for purposes of determining the Yield on the Bonds, the Yield computed under the Economic Accrual Method using consistently applied compounding intervals of not more than one year. A short first compounding interval and a short last compounding interval may be used. Yield is expressed as an annual percentage rate that is calculated to at least four decimal places (e.g., 5.2525 percent). Other reasonable, standard financial conventions, such as the 30 days per month/360 days per year convention, may be used in computing Yield but must be consistently applied. The Yield on an issue that would be a Purpose Investment (absent ss. 148(b)(3)(A) of the Code) is equal to the Yield on the conduit financing issue that financed that Purpose Investment. The Yield on a fixed yield issue is the discount rate that, when used in computing the present Value as of the issue date of all unconditionally payable payments of principal, interest and fees for qualified guarantees on the issue and amounts reasonably expected to be paid as fees for qualified guarantees on the issue, produces an amount equal to the present Value, using the same discount rate, of the aggregate issue price of bonds of the issue as of the issue date. In the case of obligations purchased or sold at a substantial discount or premium, the Regulations prescribe certain special Yield calculation rules. For purposes of determining the Yield on an Investment, the Yield computed under the Economic Accrual Method, using the same compounding interval and financial conventions used to compute the Yield on the Bonds.

         The Yield on an Investment allocated to the Bonds is the discount rate that, when used in computing the present Value as of the date the Investment is first allocated to the issue of all unconditionally payable receipts from the Investment, produces an amount equal to the present Value of all unconditionally payable payments for the Investment. The Yield on an Investment shall not be adjusted by any hedging transaction entered into in connection with such Investment unless the Issuer, the Trustee and the Borrower have received an opinion of Bond Counsel that such an adjustment is permitted by the Regulations. Yield shall be calculated separately for each Class of Investments.

         "Yield Reduction Payment" means a payment to the United States with respect to an Investment which is treated as a Payment for that Investment that reduces the Yield on that Investment in accordance with ss. 1.148-5(c) of the Regulations. Yield Reduction Payments include Rebate Amounts paid to the United States.

         "1954 Code" means the Internal Revenue Code of 1954, as amended, as in effect on the effective date of the Code.

         Section 1.2. Reliance on Borrower's Information. Bond Counsel and the Issuer shall be permitted to rely upon the contents of any certification, document or instructions provided pursuant to this Tax Regulatory Agreement and shall not be responsible or liable in any way for the accuracy of their contents or the failure of the Borrower to deliver any required information.

                                   ARTICLE II

                             CERTAIN REPRESENTATIONS
                                 BY THE BORROWER

         Section 2.1. Description of the Project and Description of the Facilities.

         The Borrower hereby represents and warrants for the benefit of the Issuer, the Trustee and the registered owners of the Bonds that:

                  (a) The description of the Project set forth in the preambles hereto and the description of the Facilities set forth in Exhibit A-2 hereto are true and accurate.

                  (b) The Facilities constitute a Manufacturing Facility of advanced propjet and jet aircraft or facilities directly related and ancillary to such Manufacturing Facility.

                  (c) The portion of the Facilities which constitutes office space serves solely the manufacturing portion of the Facilities, is on the same site as the manufacturing portion of the Facilities and is financed with not more than 25 percent of the net Proceeds of the Bonds.

         Section 2.2.  Capital Expenditures.

         The Borrower hereby represents and warrants for the benefit of the Issuer, the Trustee and the registered owners of the Bonds that:

                  (a) During the period beginning three years before the Date of Issuance and ending on the Date of Issuance, the aggregate amount of Capital Expenditures (including any expenditure that was or could have been treated as a Capital Expenditure under any rule or election under the Code) paid or incurred, excluding those to be paid or reimbursed with Proceeds of the Bonds, with respect to (i) facilities located in the incorporated municipality (or unincorporated county) in which the Facilities are located and (ii) the Principal User of which was or is the Borrower, any other Principal User of the Facilities or any Related Person thereto, was $6,000.

                  (b) During the period  beginning  on the Date of Issuance  and ending on the date three years after the Date of Issuance, the aggregate amount of Capital Expenditures (including any expenditure that was or could have been treated as a Capital Expenditure under any rule or election under the Code) expected to be incurred, excluding those to be paid or reimbursed with Proceeds of the Bonds, with respect to (i) facilities located in the incorporated municipality (or unincorporated county) in which the Facilities are located and (ii) the Principal User of which was or is the Borrower, any other Principal User of the Facilities or any Related Person thereto, is anticipated to be $800,000.

                  (c) The amount of capitalized interest to be paid on all financings for the Facilities excluding that paid from Proceeds of the Bonds is $0. The amount of Capitalized interest to be paid in connection with the Facilities paid from Proceeds of the Bonds is $184,000.

                  (d) The sum of (i) the Capital Expenditures described in paragraph (a) above plus (ii) the actual Capital Expenditures to be incurred as described in paragraphs (b) and (c) plus (iii) the aggregate outstanding amount of all $1 million or $10 million exempt small issues set forth in Section 2.3(a) below plus (iv) the greater of the Issue Price or the par amount of the Bonds shall not exceed $10 million.

                  (e) The information contained in subsections (a), (b), (c) and
         (d) above, which has been provided to the Issuer to enable the Issuer to elect to qualify the Bonds for the $10,000,000 exemption afforded by
         Section 144(a)(4) of the Code, is true, accurate and complete. The Issuer hereby elects to issue the Bonds pursuant to the exemption afforded by Section 144(a)(4) of the Code.

                  (f) The Facilities will not be sold, leased or the use otherwise transferred to a person other than the Borrower, any other Principal User of the Facilities or any Related Person thereto identified as of the Date of Issuance during the three-year period ending three years after the Date of Issuance, unless the Borrower has received an approving opinion of Bond Counsel to the effect that such sale, lease or transfer will not adversely affect the tax-exempt status of the Bonds.

         Section 2.3.  Prior Issues and $40 Million Limit.

         The Borrower hereby represents and warrants for the benefit of the Issuer, the Trustee and the registered owners of the Bonds that:

                  (a) The aggregate face amount of all Prior Issues outstanding as of the Date of Issuance, the proceeds of which were or will be used to any extent with respect to facilities located in the incorporated municipality (or unincorporated county) in which the Facilities are located and the Principal Users of such facilities are the Borrower, any other Principal User of the Facilities or any Related Person thereto, is $0.

                  (b) The aggregate face amount of all Prior Issues and all exempt facility bonds, qualified redevelopment bonds and industrial development bonds as defined in the 1954 Code or the Code outstanding as of the Date of Issuance, the proceeds of which were used by or were allocated to the Borrower, any other Principal User of the Facilities or any Related Person thereto as a Test-Period Beneficiary is $0.

         Section 2.4. Federal Tax Return Information. The Facilities have a SIC Code Number of 3721. The Borrower files its federal income tax return at the Internal Revenue Service Center in Fresno, California. The Borrower's federal employer identification number of the Borrower is 95-4257380.

         Section 2.5.  Composite Issues.

         The Borrower hereby represents and warrants for the benefit of the Issuer, the Trustee and the registered owners of the Bonds that:

                  (a) During the period beginning 15 days prior to the sale date of the Bonds and ending 15 days thereafter none of the Borrower, any other Principal User of the Facilities or any Related Person thereto sold, guaranteed, arranged, participated in, assisted with, borrowed the proceeds of, or leased facilities financed by obligations issued under Section 103 of the 1954 Code or Section 103 of the Code by any state or local governmental unit or any constituted authority empowered to issue obligations by or on behalf of any state or local governmental unit.

                  (b) During the period commencing on the Date of Issuance and ending 15 days thereafter, there will be no obligations sold or issued under Section 103 of the 1954 Code or the Code that are guaranteed by the Borrower, any other Principal User of the Facilities or any Related Person or which are issued with the assistance or participation of, or by arrangement with, the Borrower, any other Principal User of the Facilities or any Related Person without the written opinion of Bond Counsel to the effect that the issuance of such obligations will not adversely affect their opinion as to the exclusion from gross income for federal income tax purposes of interest with respect to the Bonds.

                  (c) Other than the Borrower, any other Principal User of the Facilities or any Related Person, no person (or Related Person to such other person) has (i) guaranteed, arranged, participated in, assisted with the issuance of, or paid any portion of the Costs of Issuance of the Bonds or (ii) provided any property or any franchise, trademark or trade name (within the meaning of Section 1253 of the Code) which is to be used in connection with the Facilities.

         Section 2.6. Prohibited Uses. The Borrower hereby represents and warrants for the benefit of the Issuer, the Trustee and the registered owners of the Bonds that no portion of the Proceeds of the Bonds is being used to provide a facility, a purpose of which is retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment. No portion of the proceeds of the Bonds is being used to provide any private or commercial golf course, country club, health club, massage parlor, tennis club, skating facility (including roller skating, skateboarding and ice skating), racquet sports facility (including any handball, squash or racquetball court), hot tub facility, suntan facility, racetrack, skybox or other luxury box, airplane, store the principal business of which is the sale of alcoholic beverages for consumption off premises, or facility used primarily for gambling. No portion of the Proceeds of the Bonds is being used directly or indirectly to provide residential real property for single- or multi-family units.

         Section 2.7. No Composite Project. The Borrower hereby represents and warrants for the benefit of the Issuer, the Trustee and the registered owners of the Bonds that the Facilities are a stand-alone Manufacturing Facility unconnected to any other facility and do not share any portion of substantial common facilities with any other building (other than the Facilities), (b) an enclosed shopping mall or (c) a strip of offices, stores or warehouses.

         Section 2.8. Acquisition of Existing Property. The Borrower hereby represents and warrants for the benefit of the Issuer, the Trustee and the registered owners of the Bonds that no portion of the Proceeds of the Bonds will be used to pay the cost of acquisition of real property (other than land or any interest therein) the first use of which will not be pursuant to the acquisition with the Proceeds of the Bonds.

         Section 2.9.  Land Acquisition Limit and No Acquisition of Farmland.

         The Borrower hereby represents and warrants for the benefit of the Issuer, the Trustee and the registered owners of the Bonds that:

                  (a) The amount of Proceeds of the Bonds expended for land will not exceed $0, which is not greater than 25 percent of the Proceeds of the Bonds.

                  (b) No portion of the Proceeds of the Bonds will be used directly or indirectly for the acquisition of land or any interest therein to be used for the purpose of farming.

         Section 2.10. Representations by the Borrower for Purposes of IRS Form 8038. Section 149(e) of the Code requires as a condition to qualification for tax-exemption that the Issuer provide to the Secretary of the Treasury certain information with respect to the Bonds and the application of the proceeds derived therefrom. The following representations of the Borrower will be relied upon by the Issuer and Bond Counsel in satisfying this information reporting requirement. Accordingly, the Borrower hereby represents, covenants and warrants to the best of their knowledge, for the benefit of the Issuer, Bond Counsel and the registered owners of the Bonds, the truth and accuracy of (c) through (t) below:

         (a) Issuer's employer identification number.................68-0304653

         (b) Number of 8038 reports previously filed by the Issuer this calendar year....................................................5

         (c) Issue price of the Bonds................................$8,500,000

         (d) Proceeds used for Accrued Interest............................. $0

         (e) Costs of Issuance (including Underwriter's
             Discount).................................................$170,000

         (f) Reasonably required Reserve Fund Deposits.......................$0

         (g) Proceeds used for Credit Enhancement............................$0

         (h) Proceeds used to refund prior issue............................ $0

         (i) Nonrefunding Proceeds.................................. $8,330,000

         (j) Date of final maturity of the Bonds.................August 1, 2027

         (k) Interest Rate on the final maturity of
             the Bonds..................................................... VR%

         (l) Issue price of the final maturity of
             the Bonds...............................................$8,500,000

         (m) Issue price on the entire issue of the Bonds............$8,500,000

         (n) Stated redemption price at maturity of the final maturity of the Bonds...............................................$8,500,000

         (o) Stated redemption price at maturity of the entire issue of the Bonds...............................................$8,500,000

         (p) Weighted average maturity of the entire issue
             of the Bonds.........................................  29.98 years

         (q) Yield on the entire issue of the Bonds.........................VR%

         (r)  Net interest cost for the entire issue of
              the Bonds.....................................................VR%

         (s)  The Standard Industrial Classification Code(s) for the
              Facilities is ...............................................3721

         (t)  Type of Property financed by Nonrefunding Proceeds of the Bonds:

              Land..........................................................$0

              Buildings.............................................$7,164,000

              Equipment with recovery period of more than 5 years...$1,166,000

              Equipment with recovery period of 5 years or less.............$0

              Other ........................................................$0

                  Total.............................................$8,330,000


                                   ARTICLE III

                              USE OF BOND PROCEEDS

         Section 3.1. Anticipated Use of Proceeds. The Borrower covenants, represents and warrants for the benefit of the Issuer, the Trustee and the registered owners of the Bonds that the Proceeds of the Bonds will be used in the manner set forth in Exhibit A-2 hereto and that the Proceeds of the Bonds will be invested in accordance with the Investment Instructions.

         Section 3.2. Certification as to Costs of the Project. The Borrower hereby certifies, with respect to the amounts shown in Exhibit A-1, that such amounts consist only of costs which are directly related to and necessary for the financing of the Project.

                                   ARTICLE IV

                                    ARBITRAGE

         Section 4.1. Arbitrage Representations and Elections. In connection with the issuance of the Bonds, the Borrower hereby represents, certifies and warrants as follows:

                  (a) The Borrower has entered into contracts with third parties for the acquisition, construction and equipping of the Facilities obligating an expenditure in excess of 5% of the Net Sale Proceeds of the Bonds and the Borrower will proceed with due diligence in completing the Facilities and in allocating the Net Sale Proceeds of the Bonds to such Expenditures.

                  (b) The Borrower will use a reasonable, Consistently Applied Accounting Method to account for Gross Proceeds, Investments and Expenditures for the Bonds. The Borrower shall additionally use a Consistently Applied Accounting Method for allocating Proceeds of the Bonds to Expenditures, subject to the Current Outlay of Cash rule.

                  (c) The Borrower shall not commingle Proceeds of the Bonds with any other funds.

                  (d) In connection with the Bonds, there has not been created or established and the Borrower does not expect that there will be created or established, any sinking fund, pledged fund or similar fund (other than as specifically identified in the Indenture), including without limitation any arrangement under which money, securities or obligations are pledged directly or indirectly to secure the Bonds or any contract securing the Bonds or any arrangement providing for compensating or minimum balances to be maintained by the Borrower with any owner or credit enhancer of the Bonds, except the Collateral Account.

                  (e) The allocation of Net Proceeds of the Bonds to the reimbursement portion of the costs of the Facilities will be made as of and completed on the Date of Issuance. The declaration of official intent required by ss. 1.150-2 of the Regulations with respect to Net Proceeds of the Bonds used to reimburse the Borrower for certain Capital Expenditures made in connection with the Facilities is attached hereto as Exhibit D.

                  (f) The Borrower reasonably expects that 85% of the Net Sale Proceeds of the Bonds will be used to complete the Facilities within three years of the Date of Issuance and not more than 50% of the Proceeds of the Bonds will be invested in Nonpurpose Investments having a substantially guaranteed Yield for four years or more. The Borrower reasonably expects that the Net Sale Proceeds of the Bonds deposited to the Project Fund will be expended in accordance with the schedule contained in the No

         Arbitrage   Certificate   executed  and  delivered  by  the  Issuer  in
         connection with the issuance and delivery of the Bonds.

                  (g) All funds and accounts established pursuant to the Indenture will be invested pursuant to the No Arbitrage Certificate executed by the Issuer on the Date of Issuance and the Investment Instructions delivered to the Issuer and the Borrower on the Date of Issuance.

                  (h) The Borrower will not enter into and will not direct the Trustee to engage in any Abusive Arbitrage Devises. If the Borrower directs the Trustee to invest any of the Gross Proceeds in certificates of deposit or pursuant to an investment contract or a certificate of deposit, the Borrower will obtain and provide to the Trustee certifications in the form attached hereto as Exhibit B.

                  (i) The Borrower hereby makes, and the Issuer hereby accepts, the following elections and other choices pursuant to the Regulations with respect to the Bonds:

                           (i) The  Borrower  elects the bond year stated in the
                  definition of the Bond Year.

                          (ii) The Borrower elects to avail itself of all unrestricted yield investments granted in the Regulations for temporary period, reasonably required reserve fund and minor portion investments.

                         (iii) So long as the amount on deposit in the Collateral Account exceeds a reasonably required reserve fund for the Bonds pursuant to Section 148(d) of the Code, the Borrower elects to treat the last day of the first Bond Year (July 31, 1998) as the initial Installment Computation Date and the Borrower elects to treat the last day of each subsequent Bond Year as subsequent Installment Computation Dates. Commencing with the Bond Year following the Bond Year in which the amount on deposit in the Collateral Account does not exceed a reasonably required reserve fund for the Bonds pursuant to Section 148(d) of the Code, the Borrower elects to treat the last day of the fifth Bond Year as the Installment Computation Date and the Borrower elects to treat the last day of each subsequent fifth Bond Year thereafter as subsequent Installment Computation Dates. The Borrower elects to treat the last day of the fifth Bond Year as the initial rebate payment date and the last day of each fifth Bond Year thereafter as subsequent rebate payment dates. The Borrower may change or adjust such dates as permitted by the Regulations.

                          (iv) With respect to the  Universal  Cap, the Borrower
                  as of the Date of Issuance does not expect that the operation of the Universal Cap will result in a reduction or reallocation of Gross Proceeds of the Bonds and that the Borrower (A) does not expect to pledge funds (other than those described in the Indenture) to the payment of the Bonds; (B) expects to expend Sale Proceeds of the Bonds within the expected temporary periods; and (C) does not expect to retire any of the Bonds earlier than shown in the Yield computations for the Bonds pursuant to this Article IV.

         Section 4.2. Arbitrage Compliance. The Borrower and the Issuer acknowledge that the continued exclusion of interest on the Bonds from gross income of the recipients thereof for purposes of federal income taxation depends, in part, upon compliance with the arbitrage limitations imposed by ss. 148 of the Code, including the rebate requirement described in Section 4.3 below. The Borrower and the Issuer hereby agree and covenant that they shall not permit at any time or times any of the Proceeds of the Bonds or other funds of the Borrower to be used, directly or indirectly, to acquire any asset or obligation, the acquisition of which would cause the Bonds to be "arbitrage bonds" for purposes of ss. 148 of the Code. The Borrower further agrees and covenants that it shall, to the extent that any Proceeds of the Bonds are invested in any Investment which is not Investment Securities, do and perform all acts and things necessary in order to ensure that the requirements of ss. 148 of the Code and the Regulations are met. To the extent that Proceeds of the Bonds are invested in any Investment which is not Investment Securities, the Borrower shall retain, at its own expense, a Rebate Analyst to make such determinations and calculations as may be necessary in order to ensure that the Borrower takes the actions described in Sections 4.2 through 4.6 hereof with respect to the Investment of Gross Proceeds on deposit in the funds and accounts established under the Indenture. If the Borrower fails to retain such a Rebate Analyst, the Issuer shall, upon being notified in writing of such failure, at the Borrower's expense, retain such a Rebate Analyst. The Borrower shall direct the Trustee to make the required transfers and dispositions described in Sections 4.2, 4.3 and 4.4 hereof, and the Trustee may rely upon information provided by the Borrower.

         Section 4.3.  Calculation of Rebate Amount.

                  (a)ss. 148(f) of the Code requires the payment to the United States of the Rebate Amount. Except as provided below, the Revenue Fund, the Project Fund, the Rebate Fund, the Collateral Account and all other funds or accounts treated as containing Gross Proceeds, are subject to this rebate requirement.

                  (b)In accordance with the requirements set out in the Code and pursuant to the Indenture, the Issuer has created the Rebate Fund, to be held by the Trustee, in its capacity as Trustee under the Indenture, and used as provided in this Section.

                            (i) On or before 25 days following each  Computation
                  Date, upon the Borrower's written direction, an amount shall be deposited to the Rebate Fund by the Trustee from source or sources stated in such direction so that the balance of the Rebate Fund shall equal the aggregate Rebate Amount as of such determination date.

                           (ii) Amounts deposited in the Rebate Fund shall be invested in accordance with the Investment Instructions by the Trustee at the written direction of the Borrower.

                          (iii) All money at any time  deposited  in the  Rebate
                  Fund shall be held by the Trustee, to the extent required by this Tax Regulatory Agreement and the Indenture, for payment to the United States of America of the Rebate Amount. All amounts deposited into or on deposit in the Rebate Fund shall be governed by this Tax Regulatory Agreement.

                           (iv) For purposes of crediting  amounts to the Rebate
                  Fund or withdrawing amounts from the Rebate Fund, Nonpurpose Investments shall be valued in the manner provided in this Article.

                  (c) In order to meet the rebate requirement of ss. 148(f) of the Code, the Borrower agrees and covenants to take, or cause to be taken by the Trustee or the Rebate Analyst described in Section 4.6 hereof, as appropriate, the following actions:

                            (i) For each Investment of amounts held with respect
                   to the Bonds in (A) the Revenue Fund,  (B) the Purchase Fund,
                   (C) the Project Fund and (D) the Rebate Fund, the Trustee shall record the purchase date of such Investment, its purchase price, accrued interest due on its purchase date, its face amount, its coupon rate, its Yield, the frequency of its interest payment, its disposition price, accrued interest due on its disposition date and its disposition date. The Rebate Analyst retained by the Borrower shall determine the Fair Market Value for such Investments and the Yield thereon as may be required by the Regulations. The Yield for an Investment shall be calculated by using the method set forth in the Regulations.

                           (ii) For each Computation Date specified in paragraph
                   (iii) below,  the Rebate  Analyst  shall compute the Yield on the Bonds as required by the Regulations based on the definition of issue price contained in Section 148(h) of the Code and the Regulations. The Bonds are a variable rate issue and accordingly the yield on the Bonds cannot be determined at this time. The Yield on the Bonds shall be calculated by the Rebate Analyst at such time in order to comply with this Tax Regulatory Agreement and the Regulations based on the definitions of issue price contained in Section 148(h) of the Code using payments or prepayments of the principal of, premium, if any, and interest on the Bonds required by the Regulations. For purposes of this Tax Regulatory Agreement the initial offering price to the public (not including bond houses and brokers, or similar persons or organizations acting in the capacity of underwriters or wholesalers) at which a substantial amount of the Bonds were sold is the Issue Price. Any reasonable amounts paid for credit enhancement have been and may generally be treated as interest on the Bonds for purposes of Yield computation to the extent permitted by the Regulations.

                          (iii) Subject to the special rules set forth in paragraphs (iv) and (v) below, the Rebate Analyst shall determine the amount of earnings received on all Nonpurpose Investments described in paragraph (i) above, for each Computation Date. In addition, where Nonpurpose Investments are retained by the Trustee after retirement of the Bonds, any unrealized gains or losses as of the date of retirement of the Bonds must be taken into account in calculating the earnings on such Nonpurpose Investments to the extent required by the Regulations.

                           (iv) In determining the Rebate Amount computed pursuant to this Section, (A) all earnings on any bona fide debt service fund (including the Revenue Fund and the Purchase Fund) shall not be taken into account for any Bond Year during which the gross earnings of such funds total less than $100,000, (B) the Universal Cap applicable to the Bonds pursuant to ss. 1.148- 6(b)(2) of the Regulations shall be taken into account, (C) all of the Borrower's elections and other choices set forth in Section 4.1 hereof shall be taken into account and (D) all spending exceptions to rebate met by the Borrower shall be taken into account.

                            (v) For each Computation Date specified in paragraph
                   (iii) above, the Rebate Analyst shall calculate for each Investment described in paragraphs (i) and (iii) above, an amount equal to the earnings which would have been received on such Investment at an interest rate equal to the Yield on the Bonds as described in paragraph (ii) above. The method of calculation shall follow that set forth in the Regulations.

                           (vi) For each  Computation  Date,  the Rebate Analyst
                   shall determine the amount of earnings received on all Investments held in the Rebate Fund for the Computation Date. The method of calculation shall follow that set forth in the Regulations.

                          (vii) For each  Computation  Date,  the Rebate Analyst
                   shall calculate the Rebate Amount, by any appropriate method to be described in the Code and Regulations applicable or which becomes applicable to the Bonds. The determination of the Rebate Amount shall account for the amount (to be rounded down to the nearest multiple of $100) equal to the sum of all amounts determined in paragraph (iii), all amounts determined in paragraphs (v) and (vi), and less any amount which has previously been paid to the United States pursuant to Section
                   4.4 below. The Rebate Analyst shall notify the Trustee of the Rebate Amount.

                         (viii) If the Rebate Amount exceeds the amount on deposit in the Rebate Fund, the Borrower shall immediately pay such amount to the Trustee for deposit into the Rebate Fund.

         Section 4.4.  Payment to United States.

                  (a) Not later than sixty (60) days after the last day of each fifth Bond Year (or such longer period as may be permitted by the Regulations), the Trustee shall pay to the United States an amount that, when added to the Future Value as of the most recent Computation Date of previous rebate payments made for the Bonds, equals at least ninety percent (90%) of the Rebate Amount required to be on deposit in the Rebate Fund as of such payment date. No later than sixty (60) days after the Final Computation Date the Trustee shall pay to the United States an amount that, when added to the Future Value as of such Computation Date of previous rebate payments made for the Bonds, equals at least one hundred percent (100%) of the balance remaining in the Rebate Fund.

                  (b) The Trustee shall mail each payment of an installment to the Internal Revenue Service Center, Philadelphia, Pennsylvania 19255. Each payment shall be accompanied by Internal Revenue Form 8038-T, and, if necessary, a statement summarizing the determination of the Rebate Amount.

                  (c) If on any Computation Date, the aggregate amount earned on Nonpurpose Investments in which the Gross Proceeds of the Bonds are invested is less than the amount that would have been earned if the obligations had been invested at a rate equal to the Yield on the Bonds as determined in Section 4.3, such deficit may at the written request of the Borrower be withdrawn from the Rebate Fund and paid to the Borrower or as the Borrower shall direct. The Borrower may direct that any overpayment of rebate may be recovered from any Rebate Amount previously paid to the United States pursuant to ss. 1.148-3(i) of the Regulations.

                  (d) The Borrower shall also pay any penalty or interest on underpayments of Rebate Amount not paid in a timely manner pursuant to this Tax Regulatory Agreement, the Code and the Regulations.

         Section 4.5. Recordkeeping. In connection with the rebate requirement, the Borrower and the Trustee shall maintain the following records:

                  (a) The Borrower and the Trustee shall record all amounts paid to the United States pursuant to Section 4.4 hereof. The Trustee shall furnish to the Issuer and the Borrower copies of any materials filed with the Internal Revenue Service pertaining thereto and shall provide the Issuer and the Borrower with all records in its possession that the Issuer, the Borrower or the Rebate Analyst may request relating to the calculation of any Rebate Amount.

                  (b) The Borrower and the Trustee shall retain records of the rebate calculations until six years after the retirement of the last obligation of the Bonds.

         Section 4.6.  Rebate Analyst.

                  (a) To the extent  required to comply with the  provisions  of
         Section 4.2 hereof, the Borrower shall appoint a Rebate Analyst and any successor Rebate Analyst for the Bonds reasonably acceptable to the Issuer, subject to the conditions set forth in this Section. The Rebate Analyst and each successor Rebate Analyst shall signify its acceptance of the duties imposed upon it hereunder by a written instrument of acceptance delivered to the Trustee, the Issuer and the Borrower under which such Rebate Analyst will agree to discharge its duties pursuant to this Tax Regulatory Agreement in a manner consistent with prudent industry practice.

                  (b) The Rebate Analyst may at any time resign and be discharged of the duties and obligations created by this Tax Regulatory Agreement by giving notice to the Trustee, the Issuer and the Borrower. The Rebate Analyst may be removed at any time by an instrument signed by the Issuer and the Borrower and filed with the Issuer, the Borrower and the Trustee. The Borrower and the Issuer shall, upon the resignation or removal of the Rebate Analyst, appoint a successor Rebate Analyst.

                  (c) Each successor Rebate Analyst appointed pursuant to this Section shall be either a firm of independent accountants or Bond Counsel or another entity experienced in calculating rebate payments required by ss. 148(f) of the Code.

                  (d) In order to provide for the administration of the matters pertaining to arbitrage rebate calculations set forth herein, and in the Investment Instructions and No Arbitrage Certificate, the Trustee, the Borrower and the Issuer may provide for the employment of the Rebate Analyst on or prior to July 31, 2002. The Trustee and the Issuer may rely conclusively upon and shall be fully protected from all liability in relying upon the opinions, calculations, determinations, directions and advice of the Rebate Analyst. The charges and fees for such Rebate Analyst shall be paid by the Borrower upon presentation of an invoice for services rendered in connection therewith.

                                    ARTICLE V

                              COMPLIANCE WITH CODE

         In order to ensure that interest on the Bonds is excludable from the gross income of the recipients thereof for purposes of federal income taxation, the Borrower hereby represents and covenants as follows:

                  (a) The Average Maturity of the Bonds does not exceed 120% of the Average Economic Life of the Facilities within the meaning of ss. 147(b) of the Code as set forth in Exhibit C hereto.

                  (b) The Bonds are not and shall not become directly or indirectly "federally guaranteed." Unless otherwise excepted under ss. 149(b) of the Code, the Bonds will be considered "federally guaranteed" if (i) the payment of principal and interest with respect to the Bonds is guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof), (ii) five (5) percent or more of the Proceeds of the Bonds is (A) to be used in making loans, the payment of principal or interest with respect to which are to be guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof) or (B) to be invested (directly or indirectly) in federally insured deposits or accounts or (iii) the payment of principal or interest on the Bonds is otherwise indirectly guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof).

                  (c) The Borrower will provide to the Issuer all information necessary to enable the Issuer to complete and file Internal Revenue Forms 8038 and 8038-T pursuant to ss. 149(e) of the Code.

                  (d) As required by ss. 147(f) of the Code, the Bonds and the Project were the subject of a public hearing held on June 18, 1997, which was preceded by reasonable public notice.

                  (e) The Borrower will comply with, and make all filings required by, all effective rules, rulings or regulations promulgated by the Department of the Treasury or IRS with respect to obligations described in ss.ss. 103 and 144 of the Code, such as the Bonds.

                  (f) The Borrower agrees to rebate all amounts required to be rebated to the United States of America pursuant to ss. 148(f) of the Code. The Borrower agrees to provide any instructions to the Trustee that are necessary to satisfy the requirements of ss. 148(f) of the Code. The Borrower will not deposit or instruct the Trustee to deposit amounts in the Rebate Fund in excess of the amounts reasonably expected to be needed to make the payments to the United States as required by ss. 148(f) of the Code.

                  (g) The Sale Proceeds of the Bonds and any Investment Proceeds will be expended for the purposes set forth in the Agreement and in the Indenture and no amount of such Proceeds of the Bonds in excess of 2% of the Sale Proceeds of the Bonds will be expended to pay the costs of issuing the Bonds within the meaning of ss. 147(g) of the Code.

                  (h) The Issuer shall not sell any other tax-exempt obligations within 15 days of the sale date of the Bonds pursuant to the same plan of financing with the Bonds and payable from substantially the same source of funds, determined without regard to qualified guaranties from unrelated parties and used to pay the Bonds.

                  (i) The Bonds were approved by the Governor of the State of California following the public hearings referred to in (d) above.

                                   ARTICLE VI

                        TERM OF TAX REGULATORY AGREEMENT

         This Tax Regulatory Agreement shall be effective from the Date of Issuance through the date that the last Bond is redeemed, paid or deemed paid pursuant to the terms of the Indenture, except that the requirements of Section
4.5 shall survive until six years after the retirement of the last obligations of the Bonds.

                                   ARTICLE VII

                                   AMENDMENTS

         Notwithstanding any other provision hereof, any provision of this Tax Regulatory Agreement may be deleted or modified at any time at the option of the Borrower, with the consent of the Issuer, if the Borrower has provided to the Trustee and the Issuer an opinion, in form and substance satisfactory to the Trustee and the Issuer, of Bond Counsel that such deletion or modification will not adversely affect the exclusion of interest on the Bonds from the gross income of the recipients thereof for purposes of federal income taxation.

                                  ARTICLE VIII

                           EVENTS OF DEFAULT, REMEDIES

         Section 8.1. Events of Default. The failure of any party to this Tax Regulatory Agreement to perform any of its required duties under any provision hereof shall constitute an Event of Default under this Tax Regulatory Agreement and under the Indenture.

         Section 8.2. Remedies for an Event of Default. Upon an occurrence of an Event of Default under Section 8.1 hereof, the Issuer or the Trustee may in their discretion, proceed to protect and enforce their rights and the rights of the registered owners of the Bonds by pursuing any available remedy under the Indenture or by pursuing any other available remedy, including, but not limited to, a suit at law or in equity.

         IN WITNESS WHEREOF, the Issuer, the Borrower and the Trustee have caused this Tax Regulatory Agreement to be executed in their respective names and by their proper officers thereunto duly authorized, all as of the day and year first written above.

                               CALIFORNIA ECONOMIC DEVELOPMENT
                               FINANCING AUTHORITY


                               By___________________________________________
                                   Chair

Attest:


By_____________________________________
   Secretary


                                ADVANCED AERODYNAMICS AND
                                STRUCTURES, INC.


                                By__________________________________________
                                     Authorized Signatory




                                FIRST TRUST OF CALIFORNIA,
                                NATIONAL ASSOCIATION, AS TRUSTEE


                                By__________________________________________
                                    Authorized Officer

                                   EXHIBIT A-1


                            SOURCES AND USES OF FUNDS


         1. Amount received from the sale of the Bonds (exclusive of accrued interest) is as follows:

         Face amount of the Bonds....................................$8,500,000
         Less:  Underwriters' discount..................................$-0-
         Total amount received from the sale of the Bonds............$8,500,000

         2. Proceeds of the Bonds totaling $8,330,000, representing 100% of the Net Sale Proceeds of the Bonds after deduction of the amounts described in 3 below will be deposited to the Project Fund.

         3. $170,000 of the Bond proceeds will be deposited in the Costs of Issuance Fund to pay a portion of the Costs of Issuance of the Bonds.


                       Estimated Use of Substantially all
                             of the Proceeds of the
                                      Bonds

(1)      Issue price of Bonds........................................$8,500,000
(2)      Substantially All Factor.......................................... .95
(3)                        Total.....................................$8,075,000
                                                                      =========
(4)      Amount paid for qualified Project Costs*
            (including interest during construction, if any)........ $8,330,000

         Note: All investment earnings, if any, on the Bond proceeds will be used for qualified Project Costs (including interest during construction, if any).



*Qualified Project Costs:

         Building                                                    $7,164,000
         Equipment                                                    1,166,000

                                   EXHIBIT A-2


                  Property Financed or Refinanced by the Bonds



1. Construction and installation of a manufacturing facility consisting of approximately 200,000 square feet - $7,164,000.

2.       Acquisition and installation of manufacturing equipment - $1,166,000.


Total             $8,330,000.

                                   EXHIBIT B-1


                    FORM OF DEALER CERTIFICATION OF BONA FIDE
                      BID PRICE OF A CERTIFICATE OF DEPOSIT


         I, [Name], [Position] of [Entity Providing the Certification] (the "Dealer") HEREBY CERTIFY that the Dealer maintains an active secondary market in certificates of deposit of a type similar to that [sold/purchased] by the Dealer on behalf of Advanced Aerodynamics and Structures, Inc., a Delaware corporation (the "Borrower"), and that the price at which the certificate of deposit was [sold to/purchased from] the Borrower is the bona fide bid price quoted by the Dealer in an active secondary market maintained by the Dealer in such certificates of deposit.

         IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of _______________, 19__.



                                   By_________________________________________
                                   Title:_____________________________________


                                      B-1-1

                                   EXHIBIT B-2


                       FORM OF DEALER CERTIFICATION FOR A
                        CERTIFICATE OF DEPOSIT FOR WHICH
                        NO ACTIVE SECONDARY MARKET EXISTS


         I, [Name], [Position], of [Entity Providing Certificate] (the "Dealer") HEREBY CERTIFY that there is no active secondary market in certificates of deposit of the type [sold/ purchased] on behalf of Advanced Aerodynamics and Structures, Inc., a Delaware corporation [to/from] the Dealer (the "Certificate of Deposit"); that the yield on the Certificate of Deposit is as high or higher than the yield on comparable obligations traded on an active secondary market, and as high or higher than the yield available on reasonably comparable direct obligations offered by the United States Treasury; that the Dealer maintains an active secondary market in comparable certificates of deposit, and that this Certification is based on actual trades adjusted to reflect the size and term of the Certificate of Deposit and the stability and reputation of the person issuing it.

         IN WITNESS WHEREOF, I have hereunto set my hand this _____ day _________ of 19__.


                                           By__________________________________
                                           Title:______________________________





                                      B-2-1

                                   EXHIBIT B-3


                         FORM OF PROVIDER CERTIFICATION
                          FOR A CERTIFICATE OF DEPOSIT


     I, [Name], [Position], of [Entity Providing the Certificate of Deposit] (the "Provider") HEREBY CERTIFY that the yield on the Certificate of Deposit entered into on [DATE] is not less than the highest yield that the Provider publishes or posts for comparable certificates of deposit offered to the public and that the yield on the Certificate of Deposit is not less than the yield available on reasonably comparable direct obligations offered by the United States Treasury.

         IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of _________________, 19__.


                                        By_____________________________________
                                        Title:_________________________________








                                      B-3-1

                                   EXHIBIT B-4


                         FORM OF PROVIDER CERTIFICATION
                           FOR AN INVESTMENT CONTRACT


         I, [Name], [Position], of [Entity Providing Investment Contract] (the "Provider") HEREBY CERTIFY in connection with the Investment Contract between [NAME] and the Provider dated as of [DATE] (the "Investment Contract") that the yield on the Investment Contract is at least equal to the yield offered on reasonably comparable Investment contracts offered to other persons, if any, from a source of funds other than gross proceeds of an issue of tax-exempt bonds and that the amount of administrative costs that are reasonably expected to be paid by the Provider to third parties in connection with the Investment Contract is $ . For purposes of this certification, administrative costs include all brokerage or selling commissions paid by the Provider to third parties in connection with the Investment Contract, legal or accounting fees, investment advisory fees, recordkeeping, safekeeping, custody and other similar costs or expenses.

         IN WITNESS WHEREOF, I have hereunto set my hand this _____ day _____________ of 19__.


                                    By_________________________________________
                                    Title:_____________________________________






                                      B-4-1

                                   EXHIBIT B-5


                     FORM OF BORROWER'S CERTIFICATION FOR A
                   CERTIFICATE OF DEPOSIT INVOLVING THREE BIDS


         I, [[Name], [Position], of Advanced Aerodynamics and Structures, Inc., a Delaware corporation (the "Borrower"), HEREBY CERTIFY in connection with the certificates of deposit of the type purchased by the Borrower that such purchase was made pursuant to the Indenture of Trust, dated as of August 1, 1997, between California Economic Development Financing Authority and the First Trust of California, National Association after receipt of at least three bids and that the certificates of deposit were purchased from the highest bidder in an arm's-length transaction without regard to yield.

         IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of _______________, 19__.


                                ADVANCED AERODYNAMICS AND
                                STRUCTURES, INC.



                                By
                                Title:






                                      B-5-1

                                   EXHIBIT B-6


                     FORM OF BORROWER'S CERTIFICATION FOR AN
                    INVESTMENT CONTRACT INVOLVING THREE BIDS


         I, [[Name], [Position], of Advanced Aerodynamics and Structures, Inc., a Delaware corporation (the "Borrower"), HEREBY CERTIFY in connection with the Investment contract between the Borrower and [Entity Providing Investment Contract] (the "Provider") dated as of
                  , (the "Investment Contract") that (i) at least three bids on the Investment Contract were received from persons other than those with a material financial advantage in the California Economic Development Financing Authority Variable Rate Demand Industrial Development Revenue Bonds, Series 1997 (Advanced Aerodynamics and Structures, Inc. Project), (ii) the yield on the Investment Contract purchased is at least equal to the yield offered under the highest bid received from an uninterested party, (iii) the price of the Investment Contract takes into account as a significant factor the Borrower's expected drawdown for the funds to be invested (other than float funds or reasonably required reserve or replacement funds) and (iv) any collateral security requirements for the Investment Contract are reasonable.

         IN WITNESS WHEREOF, I have hereunto set my hand this _______ day of _________________, 19__.


                                ADVANCED AERODYNAMICS AND
                                STRUCTURES, INC.



                                By
                                Title:






                                      B-6-1

                                    EXHIBIT C


         Useful Life of the Property Financed or Refinanced by the Bonds




                            Cost                 Useful Life*

Land                $           0       x        n/a
Building                7,164,000       x        41                $293,724,000
Equipment               1,166,000       x        10                  12,826,000

                       $8,330,000                                  $306,550,000

 less:  cost of land            0

                       $8,330,000


Average life of Project = $306,550,000 / 8,330,000 = 36.80 years.

Useful life of Project for purposes of Section 147 (b) of the Code =

                  36.80 years x 1.20 = 44.16 years

Average life of Bonds = 29.98 years


         The information contained in this schedule, attached as an exhibit hereto, setting forth the respective cost, economic life, ADR midpoint life, if any, under Revenue Procedure 87-56, 1987-42 I.R.B. 4, and Revenue Procedure 83-35, 1983-2 C.B. 745, as supplemented and amended from time to time, and guideline life, if any, under Revenue Procedure 62-21, 1962-2 C.B. 118, as supplemented and amended from time to time, of each asset of the Facilities financed with the Proceeds of the Bonds, is true, accurate and complete.

* Includes time from date of issuance until property is placed in service.

                                    EXHIBIT D


                         Declaration of Official Intent


                                 [See Attached]




                                       D-1